As filed with the Securities and Exchange Commission on May 29, 2026.

Registration No. 333-

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Northann Corp.
(Exact name of registrant as specified in its charter)

Nevada	88-1513509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd

Fort Lawn, SC 29714

T: (916) 573 3803

(Address of Principal Executive Offices) (Zip Code)

Northann Corp. 2023 Equity Incentive Plan

(Full title of the plan)

Vcorp Services, LLC

701 S. Carson Street, Suite 200

Carson City, NV 89701

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Xiaoqin (Sherry) Li, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Northann Corp. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,000,000 additional shares of common stock, $0.001 par value of the Registrant (“Common Stock”), under the Northann Corp. 2023 Equity Incentive Plan (the “Plan”), following stockholder approval of an amendment to the Plan at the Registrant’s 2025 annual meeting of stockholders held on December 31, 2025. Such Common Stock is in addition to the 1,000,000 shares of Common Stock registered by the Registrant’s first registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2024 (File No. 333-277808) (the “First Prior Registration Statement”), and 500,000 shares of Common Stock registered by the Registrant’s second registration statement on Form S-8 filed with the Commission on February 13, 2025 (File No. 333-284904) (the “Second Prior Registration Statement”, and together with the First Prior Registration Statement, the “Prior Registration Statements”). Unless otherwise indicated, all share numbers herein, including the Common Stock registered under Prior Registration Statements, give effect to the Company’s 1-for-8 reverse stock split that became effective on October 7, 2025.

This registration statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this registration statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on July 14, 2023, as amended)
3.2	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on July 14, 2023, as amended)
3.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed on July 14, 2023, as amended)
3.4	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 filed on July 14, 2023, as amended)
3.5	Bylaws (incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed on April 16, 2024)
3.6	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K (File No. 000-41816), filed with the Securities and Exchange Commission on October 7, 2025)
3.7	Certificate of Amendment to Designation (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K (File No. 000-41816), filed with the Securities and Exchange Commission on October 7, 2025)
3.8	Certificate of Correction to Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K (File No. 000-41816), filed with the Securities and Exchange Commission on October 7, 2025)
3.9	Certificate of Correction to Certificate of Amendment to Designation (incorporated by reference to Exhibit 3.4 of our Current Report on Form 8-K (File No. 000-41816), filed with the Securities and Exchange Commission on October 7, 2025)
5.1*	Opinion of Fennemore Craig, P.C.
10.1	Northann Corp. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-273246)
23.1*	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1)
23.2*	Consent of LAO Professionals
24.1*	Power of Attorney (included in the signature page)
107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 29, 2026.

Northann Corp.

By:	/s/ Lin Li
Lin Li
Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lin Li as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Lin Li	Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer	May 29, 2026
Lin Li	(Principal Executive Officer)

/s/ Sunny S. Prasad	Interim Chief Financial Officer	May 29, 2026
Sunny S. Prasad	(Principal Financial Officer and Interim Principal Accounting Officer)

/s/ Kurtis W. Winn	Chief Operating Officer and Director	May 29, 2026
Kurtis W. Winn

/s/ Bradley C. Lalonde	Director	May 29, 2026
Bradley C. Lalonde

/s/ Jing Zhang	Director	May 29, 2026
Jing Zhang

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